Exhibit 23.2

Consent of Independent Auditor’s Report

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AcuityAds Holdings Inc. of our report dated March 1, 2021 relating to the consolidated financial statements of AcuityAds Holdings Inc, which appears in Exhibit 4.2 of the Registration Statement on Form F-10 of AcuityAds Holdings Inc. dated June 8, 2021.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Toronto, Canada
August 18, 2021